CONVERTIBLE PROMISSORY NOTE PURCHASE AGREEMENT

This CONVERTIBLE PROMISSORY NOTE PURCHASE AGREEMENT (this “Agreement”) is made as of this 11th day of August 2019, by and between EMPIRE POST MEDIA, INC., a Nevada corporation (the “Company”), and SAEAN, INC., a Nevada corporation (the “Purchaser”). The Company and the Purchaser shall hereinafter be referred to collectively as the “Parties” and individually as a “Party”.

WHEREAS, upon the terms and conditions set forth in this Agreement, the Company proposes to issue and sell to the Purchaser, and the Purchaser propose to purchase from the Company, two (2) individual Convertible Promissory Note Payable (e.g. hereinafter referred to as a “Note” and collectively, as the “Notes”), in the aggregate principal amount of $905,000 USD The Notes shall be in the amounts of $305,000 USD (the “Initial Note”) to be followed by the execution and purchase of an additional Note in the amount of $600,000 USD (the “Subsequent Note”) within sixty (60) days of the execution and purchase of the Initial Note.

WHEREAS, the Initial Note and the Subsequent Note shall be convertible into the Common Stock of the Company pursuant to the terms and conditions set forth herein.

NOW, THEREFORE, in consideration of the foregoing premises and the mutual covenants and conditions set forth herein, and for good and valuable consideration the receipt and adequacy of which is hereby acknowledged, the parties hereto agree as follows:

ARTICLE II

PURCHASE AND SALE OF NOTES

2.1	Purchase and Sale of the Notes.

Subject to the terms and conditions herein set forth, the Company agrees to issue and sell the Purchaser, and each Purchaser agrees that it will purchase from the Company the following Convertible Promissory Note Payables:

●	Initial Note - $305,000 USD – To be sent to the Company by the Purchaser after execution of this Agreement and the “Convertible Promissory Note Payable” (as set to form in the Exhibit “A”) within three (3) Business Days of execution of the Agreement; and

●	Subsequent Note - $600,000 USD – To be sent to the Company by the Purchaser after execution of the “Convertible Promissory Note Payable” (as set to form in the Exhibit “A”) within sixty (60) calendar days of funding of the “Initial Note”.

It is the understanding of the Parties to this Agreement that both the Initial Note and the Subsequent Note shall be funded to the Company by the Purchaser.

2.2	Closing.

The closing of the sale and purchase of the Notes (the “Closing”) shall take place at the offices of Empire Post Media, Inc. at 2620 Regatta Drive, Suite 102, Las Vegas, Nevada 89128, no later than 5:00PM, August 13, 2019, Pacific Standard Time, or at such other time, place and date that the Company and the Purchaser may agree in writing (the “Closing Date”). On the Closing Date, the Company shall deliver the Note being acquired by the Purchaser upon receipt by the Company of payment of the purchase price by certified check or by wire transfer of immediately available funds to an account designated in writing by the Company.

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ARTICLE III

CONVERSION OF NOTES

3.1	Conversion Terms, Conditions, and Rights.

The terms, conditions, and rights of both Parties with regards to the conversion of the Initial Note and the Subsequent Note shall be provided in more definitive detail in the “Convertible Promissory Note Payable” that shall be executed upon the funding as described in the recitals and section 1 to this Agreement. The legal language provided in the executed Notes shall be incorporate by reference upon their respective funding and execution.

ARTICLE IV

MISCELLANEOUS

4.1	Counterparts; Facsimile.

This Agreement may be executed in any number of counterparts and by the parties hereto in separate counterparts, each of which when so executed shall be deemed to be an original and all of which taken together shall constitute one and the same agreement, and may be delivered to the other parties hereto by facsimile or similar electronic means.

4.2	Governing Law and Severability.

This Agreement shall be governed by and construed in accordance with the laws of the State of Nevada, without regard to the principles of conflicts of law thereof. If any one or more of the provisions contained herein, or the application thereof in any circumstance, is held invalid, illegal or unenforceable in any respect for any reason, the validity, legality and enforceability of any such provision in every other respect and of the remaining provisions hereof shall not be in any way impaired, unless the provision held invalid, illegal or unenforceable shall substantially impair the benefits of the remaining provisions hereof.

4.3	Entire Agreement.

This Agreement, together with the exhibits and schedules hereto, and the other Transaction Documents are intended by the parties as a final expression of their agreement and intended to be a complete and exclusive statement of the agreement and understanding of the parties hereto in respect of the subject matter contained herein and therein. There are no restrictions, promises, representations, warranties or undertakings, other than those set forth or referred to herein or therein. This Agreement, together with the exhibits hereto, and the other Transaction Documents supersede all prior agreements and understandings between the parties with respect to such subject matter.

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IN WITNESS WHEREOF, the Parties hereto have caused this Agreement (which is three pages in length) to be executed and delivered by an authorized signatory officer hereunto duly authorized on the date first above written which is the 11th day of August 2019.

COMPANY:	EMPIRE POST MEDIA, INC.

/s/ Ian N. Dixon
Ian N. Dixon, President

EMPIRE POST MEDIA, INC.

/s/ William Sawyer
William Sawyer, CEO and Sole Director

PURCHASER:	SAEAN, INC.

/s/ Jung Yong Lee
Jung Yong Lee, President and Chairman

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[SIGNATURE PAGE]

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